UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2014

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 15, 2014, the Company’s Board of Directors elected Eric Rahe a director of the Company. Mr. Rahe is a Managing Director at J.C. Flowers & Co. LLC. J.C. Flowers & Co. LLC is an affiliate of New Affirmative, LLC, the Company’s majority shareholder.

From 2008 until 2014, Mr. Rahe was a Managing Director at Clayton, Dubilier & Rice, where he established and led the firm’s financial services practice. Previously, Mr. Rahe was a senior investment professional at the hedge fund SAB Capital and a Partner at Capital Z Partners, a financial services focused private equity firm. Mr. Rahe has served on the boards of Permanent General, a non-standard auto insurance company, and Instant Insurance Holdings, Inc., the former name of the Company. Mr. Rahe holds an A.B., magna cum laude, in Economics from Harvard College, and an M.B.A. from Harvard Business School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: April 17, 2014	By:	/s/ John P. Killacky
	Name:	John P. Killacky
	Title:	Executive Vice President, General Counsel & Secretary